UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 20, 2010
THE TALBOTS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12552	41-1111318

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Talbots Drive, Hingham, Massachusetts	02043

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(781) 749-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Section 8 — Other Events

Item 8.01	Other Events.
     On December 20, 2010, the Delaware Court of Chancery issued an Order and Final Judgment (“Order”) granting final approval of the Stipulation of Settlement entered into by The Talbots, Inc. (the “Company”), certain current and former members of the Company’s board of directors; Aeon (U.S.A.), Inc. (“Aeon”); BPW Acquisition Corp. (“BPW”); Perella Weinberg Partners LP (“PWP”); three principals of BPW (collectively, “Defendants”); and John C. Campbell (“Plaintiff”) with respect to the previously disclosed putative class and derivative action captioned Campbell v. The Talbots, Inc., et al., C.A. No. 5199-VCS. Pursuant to the terms of the Order, the lawsuit has been dismissed with prejudice; Defendants (other than the Company and Aeon) will deliver to the Company the sum of $3,750,000; and PWP will cause to be delivered 175,000 shares of Company common stock to the Company. Plaintiff’s counsel was awarded a total of $2,100,000 in fees and expenses to be paid by the Company.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TALBOTS, INC.
Dated: December 21, 2010	By:	/s/ Richard T. O’Connell, Jr.
		Name:	Richard T. O’Connell, Jr.
		Title:	Executive Vice President, Real Estate, Legal, Store Planning & Design and Construction